Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fuse Medical, Inc. Richardson, Texas

We hereby consent to the incorporation by reference in both (i) Registration Statement Forms S-8 (333-220906 and 333-229167) of Fuse Medical, Inc., filed with the Securities and Exchange Commission on October 11, 2017 and January 8, 2019, respectively, of our report dated March 31, 2022, relating to the consolidated financial statements of Fuse Medical, Inc., which appear in this Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

/s/ ArmaninoLLP

Dallas, Texas March 31, 2022

Exhibit 23.1